                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-53953) of our report dated September 4, 1998, on our audits of the consolidated financial statements of Tie Communications, Inc. We also consent to the reference to our firm under the captions "Tie Historical Results of Operations" and "Experts."


PricewaterhouseCoopers LLP
Kansas City, Missouri
September 17, 1998